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                                                                    Exhibit 99.5

                              AVIS RENT A CAR, INC.
               INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                 TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER
                                       FOR
                              OFFER TO EXCHANGE ITS
                     11% SENIOR SUBORDINATED NOTES DUE 2009
               WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     11% SENIOR SUBORDINATED NOTES DUE 2009
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                       EXEMPT FROM REGISTRATION UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON OCTOBER 25, 1999, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE
WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.
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To Registered Holder and/or Depository Trust Company Participant:

         The undersigned hereby acknowledges receipt of the Prospectus dated September 24, 1999 (the "Prospectus") of Avis Rent A Car, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 11% Senior Subordinated Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 11% Senior Subordinated Notes due 2009 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $ __________________ of the 11% Senior Subordinated Notes due 2009.

         With respect to the Exchange Offer, the undersigned hereby instructs you (Check Appropriate Box):

         /  /     To TENDER the following Old Notes held by you for the amount of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE
                  TENDERED (IF LESS THAN ALL)):
                  $ ----------------

         /  /     NOT to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any New Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of New Notes to be


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received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Old Notes to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                           Name of beneficial owner(s)

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                                    Signature

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                             Name(s) (please print)

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                                    (Address)

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                               (Telephone Number)

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               (Taxpayer Identification or Social Security Number)

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                                      Date

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